Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clarence Otis, Jr., C. Bradford Richmond and Paula J. Shives, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Darden Restaurants, Inc. and any or all amendments (including post-effective amendments) thereto, relating to (i) the Longhorn Steaks, Inc. Amended and Restated 1992 Incentive Plan, (ii) the Longhorn Steaks, Inc. 1996 Stock Plan for Outside Directors, (iii) the RARE Hospitality International, Inc. 1997 Long-Term Incentive Plan and (iv) the RARE Hospitality International, Inc. Amended and Restated 2002 Long-Term Incentive Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed on this 1st day of October, 2007, by the following persons.

/s/ Leonard L. Berry	/s/ Andrew H. Madsen
Leonard L. Berry	Andrew H. Madsen

/s/ Odie C. Donald	/s/ Clarence Otis, Jr.
Odie C. Donald	Clarence Otis, Jr.

/s/ David H. Hughes	/s/ Michael D. Rose
David H. Hughes	Michael D. Rose

/s/ Charles A. Ledsinger, Jr.	/s/ Maria A. Sastre
Charles A. Ledsinger, Jr.	Maria A. Sastre

/s/ William M. Lewis, Jr.	/s/ Jack A. Smith
William M. Lewis, Jr.	Jack A. Smith

/s/ Senator Connie Mack, III	/s/ Rita P. Wilson
Senator Connie Mack, III	Rita P. Wilson